Exhibit 99.1

From:	EnviroStar, Inc.

290 NE 68 Street

Miami, FL 33138

Rob Lazar (305) 754-8676

FOR RELEASE at 5:00 PM on Thursday, September 28, 2017

EnviroStar, Inc. (“EVI”) Announces Record Year End Results

Miami, FL – September 29, 2017 – EnviroStar, Inc. (NYSE American: EVI) reported record results for the fiscal year ended June 30, 2017.

Fiscal 2017 Highlights (compared to EVI’s results for the fiscal year ended June 30, 2016):

▪	Revenue increased 161% to a record $94 million,
▪	Operating income increased 92% to a record $5.4 million,
▪	Net income increased 82% to a record $3.2 million,
▪	Adjusted EBITDA increased 123% to $6.3 million, and
▪	Earnings per share increased 24% to a record $0.31 per share.

Henry M. Nahmad, EVI’s Chairman and Chief Executive Officer stated: “Our focus on delivering high growth in revenues and profits by executing our unique buy and build strategy was transformational for the Company during fiscal 2017. We are excited about our acquisition and organic growth opportunities, including the contemplated acquisition of Tri-State Technical Services, Inc., which we believe will continue this trend in fiscal 2018.”

Buy Activity

Consistent with EVI’s buy and build strategy, as previously announced, EVI acquired Western State Design on October 10, 2016 and Martin-Ray Laundry Systems on June 20, 2017. EVI’s results for fiscal 2017 include the results of the acquired businesses since the acquisition dates, which is less than nine-months of results of Western State Design and only two weeks of results of Martin-Ray. Additionally, on September 8, 2017 the Company entered into a definitive agreement to purchase Tri-State Technical Services, Inc., a Georgia-based distributor with revenues of approximately $27 million for the twelve-months ended June 30, 2017. The acquisition of Tri-State is subject to certain customary closing conditions.

Mr. Nahmad commented: “We believe the acquisitions we completed during fiscal 2017 and our contemplated acquisition of Tri-State is just the beginning of what we expect will be a sustained effort to build a major enterprise in the commercial laundry and related products and services industries. We are pleased that the owners of our acquired businesses share our vision by making a long-term financial investment in our Company through their receipt of significant stock consideration in connection with the transactions.”

Build Activity

In addition to the acquisitions described above and consistent with the “build” component of EVI’s growth strategy, the management teams of EVI and its acquired businesses are undertaking growth initiatives, including efforts relating to the addition of new product lines, enhancing installation and service capabilities, implementing scalable technologies, and recruiting talented people to address the needs of the Company’s growing customer base.

Mr. Nahmad commented: “Our operating philosophy encourages our local leadership to operate in a manner that builds upon the long-term relationships they have established with their suppliers and customers. This approach combined with access to EVI’s resources, allows us the opportunity to build on the value of the acquired businesses.”

Use of Non-GAAP Financial Information

In this release, EVI discloses the non-GAAP financial measure of Adjusted EBITDA, which EVI defines as earnings before interest, taxes, depreciation, amortization, and amortization of share-based compensation. Adjusted EBITDA is determined by adding interest expense, income taxes, depreciation, amortization, and amortization of share-based compensation to net income as shown in the attached Condensed Consolidated Earnings before Interest, Taxes, Depreciation, Amortization, and Amortization of Share-based Compensation. EVI considers Adjusted EBITDA to be an important indicator of its operating performance. Adjusted EBITDA is also used by companies, lenders, investors and others because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings, and the tax positions of companies can vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. Adjusted EBITDA should not be considered as an alternative to net income or any other measure of financial performance or liquidity, including cash flow, derived in accordance with GAAP, or to any other method of analyzing EVI’s results as reported under GAAP. In addition, EVI’s definition of Adjusted EBITDA may not be comparable to definitions of Adjusted EBITDA or other similarly titled measures used by other companies.

About EnviroStar

EnviroStar, Inc. is a distributor of commercial, industrial, and vended laundry products and industrial boilers, including related parts and supplies. Through its subsidiaries, EVI sells its products and provides installation and maintenance services to thousands of customers across the United States, Canada, the Caribbean, and Latin America.

Safe Harbor Statement

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to a number of known and unknown risks and uncertainties that may cause actual results, trends, performance or achievements of EVI, or industry trends and results, to differ from the future results, trends, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, among others, the risks related to EVI’s business, results (including future revenues and profits), financial condition, growth strategy and prospects, risks related to EVI’s ability to successfully build its existing operations, risks related to organic growth initiatives and their impact on EVI’s financial condition and results of operations, risks associated with the EVI’s buy and build growth strategy, including that EVI may not be successful in identifying or consummating acquisitions or other strategic opportunities, including that the contemplated acquisition of Tri-State Technical Services may not be consummated when anticipated, on the contemplated terms, or at all, that the potential benefits of acquisitions may not be realized to the extent anticipated or at all, integration risks, risks related to indebtedness incurred in connection with acquisitions, dilution experienced by EVI’s stockholders as a result of shares issued in connection with acquisitions and the financing of acquisitions, and risks related to the business, operations and prospects of acquired businesses, the risk that dividends may not be paid when or in the amounts anticipated, or at all, and other economic, competitive, governmental, technological and other risks and factors, including those discussed in the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2017. Many of these risks and factors are beyond EVI’s control. In addition, past performance and perceived trends may not be indicative of future results. EVI cautions that the foregoing factors are not exclusive. The reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made. EVI does not undertake to, and specifically disclaims any obligation to, update or supplement any forward-looking statement, whether as a result of changes in circumstances, new information, subsequent events or otherwise, except as may be required by law.

EnviroStar, Inc.
Condensed Consolidated Results of Operations (in thousands)

	Fiscal Year Ended
	June 30, 2017	June 30, 2016

Revenues	$93,978	$36,016
Cost of Sales	73,639	27,804
Gross Profit	20,339	8,212
SG&A	14,989	5,421
Operating Income	5,350	2,791
Interest Expense (Income), net	160	(2)
Income before Income Taxes	5,190	2,793
Provision for Income Taxes	2,023	1,053
Net Income	$3,167	$1,740

Net Income per Share
Basic	$0.31	$0.25
Diluted	$0.31	$0.25

Weighted Average Shares Outstanding
Basic	9,449	7,034
Diluted	9,537	7,034

The following table reconciles net income, the most comparable GAAP financial measure, to Adjusted EBITDA.

EnviroStar, Inc.
Condensed Consolidated Earnings before Interest, Taxes, Depreciation, Amortization, and Amortization of Share-based Compensation (in thousands)

	Fiscal Year Ended
	June 30, 2017	June 30, 2016

Net Income	$3,167	$1,740
Provision for Income Taxes	2,023	1,053
Interest Expense	160	(2)
Depreciation and Amortization	576	61
Amortization of Share-based Compensation	421	—
Adjusted EBITDA	$6,347	$2,852